Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated July 16, 2019, relating to the financial statements of ATC Group Partners LLC and its subsidiaries.

/s/ DELOITTE & TOUCHE LLP

New Orleans, Louisiana
August 11, 2020